Exhibit 23.1

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation of our report dated March 3, 2006 relating to the consolidated financial statements of Gensym Corporation for the years ended December 31, 2005 and 2004 included in this Form 10-K into the Company’s previously filed Registration Statement on Form S-8 File Nos. 333-63008, 333-38488, 333-38464, 333-53455, 333-29707, 333-03863, 333-03861, 333-03857, 333-03855, 333-110809, 333-127476, 333-127475.

/s/    VITALE, CATURANO & COMPANY, LTD

Boston, Massachusetts

March 22, 2006